Exhibit 99.1
news release

NYSE: TC
TSX: TCM
January 13, 2014

THOMPSON CREEK METALS COMPANY ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2013 PRODUCTION AND
SALES RESULTS AND PROVIDES UPDATE ON OPERATIONS

Denver, Colorado – Thompson Creek Metals Company Inc. (“Thompson Creek” or the “Company”) announced today production and sales results for the three and twelve months ended December 31, 2013, for its three operating mines, Thompson Creek, Endako and Mt. Milligan. Concentrate production for Mt. Milligan from start-up through December 31, 2013 contained 10.9 million pounds of copper, 21.1 thousand troy ounces of gold and 41.8 thousand troy ounces of silver. Molybdenum production for the twelve month period ended December 31, 2013 was up 34% from the same period last year to 30 million pounds. Sales for the one shipment of concentrate included 2.8 million pounds of copper, 5.5 thousand ounces of gold, and 10.5 thousand ounces of silver. The Company also sold 36.5 million pounds of molybdenum for the year, a 27% increase from the prior year.

	2013 Production and Sales					2012 Production and Sales
	Q4	Q3	Q2	Q1	Total	Q4	Q3	Q2	Q1	Total
Molybdenum:

Thompson Creek Mine
Molybdenum (000's lbs)	4,826	5,716	4,418	5,929	20,889	5,970	4,302	2,544	3,422	16,238

Endako Mine
Molybdenum (000's lbs)	2,368	2,820	2,107	1,777	9,072	1,777	1,837	1,575	1,002	6,191

Total molybdenum production (000's lbs)	7,194	8,536	6,525	7,706	29,961	7,747	6,139	4,119	4,424	22,429
Total molybdenum sales (000's lbs) (includes third party purchases)	9,669	8,320	9,717	8,814	36,520	8,068	5,649	7,534	7,438	28,689

	2013 Production and Sales
	Concentrate	Payable	Sales
Copper, Gold & Silver:

Mt. Milligan Mine
Copper (million lbs)	10.9	10.4	2.8
Gold (000's troy oz)	21.1	20.4	5.5
Silver (000's troy oz)	41.8	37.2	10.5

Operations Update:

Mt. Milligan Mine

The ramp-up at Mt. Milligan continues to progress with mine pit grades as expected, metal recoveries in the mill above expectations and mill throughput slightly below expectations at this stage in the ramp-up. The Company is working through what it believes to be typical ramp-up issues. As part of this process, the Company has reassigned several senior managers from its molybdenum operations to Mt. Milligan. Management believes it will reach commercial production within the first quarter of 2014, defined as operating the mill at 60% of design capacity for 30 days.

Under US GAAP, the Company's consolidated financial statements reflect Mt. Milligan revenue and costs in operating income beginning in the fourth quarter of 2013 rather than in start-up costs. This will adversely impact operating margins and Mt. Milligan cash costs for the fourth quarter of 2013 and the first quarter of 2014. The Company expects to report its 2013 financial results on February 20, 2014, and expects at such time to provide 2014 guidance for production, cash cost and capital spending for all of its operations.

The Company expects its second shipment of copper and gold concentrate from Mt. Milligan to occur later this month.

Jacques Perron, Chief Executive Officer of Thompson Creek, said, “We are very pleased with the quality of the concentrate, as well as the recoveries of copper and gold at this stage of the ramp-up. Throughput is proving to be a bit challenging, as we continue to experience issues in the grinding and flotation circuits. We believe these typical ramp-up matters will be resolved in due course. We are pleased with the reassignment of key individuals to the Mt. Milligan senior operations team, and we believe their operational expertise is having beneficial results.”

Endako Mine

As previously announced, since the second quarter of 2013, the Company has been negotiating a labor agreement with members of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union at the Endako Mine. On January 7, 2014, the unionized employees approved a new labor agreement, which is retroactive to April 1, 2013 and in effect through March 31, 2015. The agreement provides for modest salary and wage increases that management does not believe will have a significant impact on the operation.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a diversified North American mining company. The Company’s principal operating properties are its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 100%-owned Mt. Milligan Mine, an open-pit copper and gold mine and concentrator in British Columbia, a 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and the Langeloth Metallurgical Facility in Pennsylvania. The Company’s development projects include the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia and the Maze Lake property, a gold exploration property located in the Kivalliq District of Nunavut, Canada. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements include, without limitation, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; access to existing or future financing arrangements; future inventory, production, sales, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected concentrate and recovery grades; estimates of mineral reserves and resources, including estimated mine life and annual production; statements as to the projected development of Mt. Milligan and other projects, including expected commercial production commencement dates; and estimates of Mt. Milligan development costs; future operating plans and goals; and future molybdenum, copper and gold prices.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time, that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations and Corporate Responsibility Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Barbara Komorowski Renmark Financial Communications Inc. Tel: (514) 939-3989 bkomorowski@renmarkfinancial.com

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